Exhibit 10.1

AMENDMENT NO. 2

TO THE

AMENDED AND RESTATED ADVISORY AGREEMENT

THIS AMENDMENT NO. 2 TO THE AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is made and entered into as of February 24, 2026, by and among EQT Exeter Real Estate Income Trust, Inc., a Maryland corporation (the “Company”), EQT Exeter REIT Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), and EQT Real Estate, LLC, a Delaware limited liability company (the “Adviser”). Capitalized terms used herein but not defined shall have the meaning set forth in the Advisory Agreement (as defined below).

WHEREAS, the Company, the Operating Partnership and the Adviser are parties to that certain Amended and Restated Advisory Agreement, dated March 19, 2024, as renewed and extended pursuant to that Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2024, as amended pursuant to that Amendment No. 1 to the Amended and Restated Advisory Agreement, dated February 27, 2025, and as further renewed and extended pursuant to that Second Renewal Agreement of Amended and Restated Advisory Agreement, dated July 31, 2025 (collectively, the “Advisory Agreement”);

WHEREAS, the Advisory Agreement provides that the Adviser will advance certain costs and expenses of the Company as set forth in Section 11(f) and Section 11(g) thereof, which advanced costs and expenses will be reimbursed by the Company; and

WHEREAS, the Company, the Operating Partnership and the Adviser desire to amend Section 11(f) and Section 11(g) of the Advisory Agreement to modify the terms of the advance by the Adviser and the timing of reimbursement by the Company for such advanced costs and expenses.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company, the Operating Partnership and the Advisor agree as follows:

1.
Amendment to the Advisory Agreement.
a.
Section 11(f) of the Advisory Agreement is hereby deleted and replaced in its entirety with the following:

“(f) Notwithstanding the foregoing, the Adviser shall pay for all Organization and Offering Expenses (other than Selling Commissions and Distribution Fees) incurred prior to the third anniversary of the Commencement Date. All Organization and Offering Expenses paid by the Adviser pursuant to this Section 11(f) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first month following the third anniversary of the Commencement Date.”

b.
Section 11(g) of the Advisory Agreement is hereby deleted and replaced in its entirety with the following:

“(g) Notwithstanding anything herein to the contrary, the Adviser may pay for certain of the costs and expenses of the Company contemplated by Section 11(c)

above (excluding Organization and Offering Expenses) incurred through the earlier of (i) the first date that the aggregate NAV of the Company’s Common Shares, along with the Operating Partnership units held by parties other than the Company, reaches $1.0 billion and (ii) the third anniversary of the Commencement Date. Subject to Section 13, all such expenses paid by the Adviser pursuant to this Section 11(g) shall be reimbursed by the Company to the Adviser in 60 equal monthly installments commencing with the first month following such date.”

2.
Ratification; Effect on Advisory Agreement.
a.
Ratification. The Advisory Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified and confirmed in all respects.

b.
Effect on the Advisory Agreement. On and after the date hereof, each reference in the Advisory Agreement to “this Agreement,” “herein,” “hereof,” “hereunder,” or words of similar import shall mean and be a reference to the Advisory Agreement as amended hereby. In the event of any conflict between the terms and provisions of this Amendment and the terms and provisions of the Advisory Agreement, the terms and provisions of this Amendment shall, in all instances, control and prevail.

3.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Executed copies hereof may be delivered by e-mail or facsimile and, upon receipt, shall be deemed originals and binding upon the parties hereto.
4.
Modification. This Amendment shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto, or their respective successors or assignees.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

EQT Exeter Real Estate Income Trust, Inc.

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

EQT Exeter REIT Operating Partnership LP

By:	EQT Exeter Real Estate Income Trust, Inc., as general partner

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Chief Financial Officer

EQT Real Estate, LLC

By:	/s/ J. Peter Lloyd
Name: J. Peter Lloyd
Title: Authorized Signatory